Exhibit 99.1

Contact:

Provectus Biopharmaceuticals, Inc. Peter R. Culpepper, CFO, COO Phone: 866-594-5999 #30	Porter, LeVay & Rose, Inc. Marlon Nurse, DM, SVP – Investor Relations Phone: 212-564-4700 Bill Gordon – Media Relations Phone: 212-724-6312

PROVECTUS BIOPHARMACEUTICALS’ PV-10 CLINICAL DATA ON THE TREATMENT OF MELANOMA TO BE PRESENTED AT EUROPEAN SOCIETY FOR MEDICAL ONCOLOGY 2014 CONGRESS

Poster Presentation Scheduled for Sunday, September 28, 2014, From 12:45 To 1:45 pm

ESMO 2014 Congress in Madrid, Spain, Runs from September 26-30, 2014

KNOXVILLE, Tenn., July 23, 2014 — Provectus Biopharmaceuticals, Inc. (NYSE MKT: PVCT) (www.pvct.com), a development-stage oncology and dermatology biopharmaceutical company (the “Company” or “Provectus”), will have clinical data on PV-10 presented at the European Society for Medical Oncology’s 2014 Congress in Madrid, Spain.

The presentation, titled “Subgroup efficacy in patients receiving intralesional rose bengal to all existing melanoma in phase II study PV-10-MM-02,” will be held on Sunday, September 28, 2014, beginning at 12:45 pm local time.

Dr. Craig Dees, PhD, CEO of Provectus, said, “Provectus is happy to see our PV-10 data on melanoma shared with those attending the ESMO Congress this year.”

PV-10, a 10% solution of Rose Bengal that is currently being examined as a novel cancer therapeutic, is designed for injection into solid tumors (intralesional administration), thereby reducing potential for systemic side effects.

About the European Society for Medical Oncology

The European Society for Medical Oncology (ESMO) is the leading European professional organization committed to advancing the specialty of medical oncology and promoting a multidisciplinary approach to cancer treatment and care.

ESMO’s mission is to advance cancer care and cure through fostering and disseminating good science that leads to better medicine and determines best practice.

ESMO’s scientific journal, Annals of Oncology, ranks among the top clinical oncology journals worldwide. ESMO events are the meeting place in Europe for medical oncologists to update their knowledge, to network and to exchange ideas.

To find out more about ESMO, please visit: www.esmo.org

About Provectus Biopharmaceuticals, Inc.

Provectus Biopharmaceuticals specializes in developing oncology and dermatology therapies. PV-10, its novel investigational drug for cancer, is designed for injection into soloid tumors (intralesional administration), thereby reducing potential for systemic side effects. Its oncology focus is on melanoma, breast cancer and cancers of the liver. The Company has received orphan drug designations from the FDA for its melanoma and hepatocellular carcinoma indications. PH-10, its topical investigational drug for dermatology, is undergoing clinical testing for psoriasis and atopic dermatitis. Provectus has recently completed Phase 2 trials of PV-10 as a therapy for metastatic melanoma, and of PH-10 as a topical treatment for atopic dermatitis and psoriasis. Information about these and the Company’s other clinical trials can be found at the NIH registry,www.clinicaltrials.gov. For additional information about Provectus please visit the Company’s website at www.pvct.com or contact Porter, LeVay & Rose, Inc.

FORWARD-LOOKING STATEMENTS: This release contains “forward-looking statements” as defined under U.S. federal securities laws. These statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements. Readers should not place undue reliance on forward-looking statements. Such statements are made as of the date hereof, and we undertake no obligation to update such statements after this date.

Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements include those discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013, and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014), and the following:

•	our determination, based on guidance from the FDA, whether to proceed with or without a partner with a phase 3 trial of PV-10 to treat locally advanced cutaneous melanoma and the costs associated with such a trial if it is necessary;

•	our determination whether to license PV-10, our melanoma drug product candidate, and other solid tumors such as liver cancer, if such licensure is appropriate considering the timing and structure of such a license, or to commercialize PV-10 on our own to treat melanoma and other solid tumors such as liver cancer;

•	our ability to license our dermatology drug product candidate, PH-10, on the basis of our phase 2 atopic dermatitis and psoriasis results, which are in the process of being further developed in conjunction with mechanism of action studies; and

•	our ability to raise additional capital if we determine to commercialize PV-10 and/or PH-10 on our own, although our expectation is to be acquired by a prospective pharmaceutical or biotech concern prior to commercialization.